                                                                 EXHIBIT (10)(a)



                                  $800,000,000

                          CMS PANHANDLE HOLDING COMPANY

                    $300,000,000 6.125% Senior Notes due 2004
                    $200,000,000 6.500% Senior Notes due 2009
                    $300,000,000 7.000% Senior Notes due 2029
                         -------------------------------

                               Purchase Agreement


                                                              March 23, 1999


Donaldson, Lufkin & Jenrette
     Securities Corporation
Barclays Capital Inc.
Chase Securities Inc.
NationsBanc Montgomery Securities LLC
First Chicago Capital Markets, Inc.
Salomon Smith Barney Inc.
SG Cowen Securities Corporation
c/o Donaldson, Lufkin & Jenrette
         Securities Corporation
277 Park Avenue
New York, New York 10172

Dear Sirs:

              CMS Panhandle Holding Company, a Michigan corporation (the "Company") confirms its agreement with Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ"), NationsBanc Montgomery Securities LLC, Chase Securities Inc., Barclays Capital Inc., First Chicago Capital Markets, Inc, SG Cowen Securities Corporation, and Salomon Smith Barney Inc. (each, an "Initial Purchaser", and collectively, the "Initial Purchasers") with respect to the issue and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in Schedule A of its $300,000,000 6.125% Senior Notes due 2004 (the "2004 Notes"), $200,000,000 6.500% Senior Notes due 2009 (the "2009 Notes"), and $300,000,000
7.000% Senior Notes due 2029 (the "2029 Notes") (together, the "Senior Notes"), subject to the terms and conditions set forth herein. The Senior Notes are to be issued pursuant to the provisions of the Indenture, dated as of March 29, 1999, by and among the Company, Panhandle Eastern Pipe Line Company, a Delaware corporation ("Panhandle"), and NBD Bank, as trustee (the "Trustee"), relating to the Senior Notes (the "Base Indenture"), as supplemented by a First Supplemental Indenture, to be dated March 29, 1999 (the "Supplemental Indenture" and together with the Base Indenture, the

"Indenture"), by and among the Company, Panhandle and the Trustee. Following the Closing Date (as defined below), the Company will merge with and into Panhandle. Until the Company merges with and into Panhandle, Panhandle will irrevocably and unconditionally guarantee all payments under the Senior Notes, pursuant to the terms of the guarantee (the "Guarantee") included in the Base Indenture. Once the Company has merged with and into Panhandle, the obligations of the Company under the Senior Notes and the Indenture will be assumed by Panhandle. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Indenture.

              Holders (including subsequent transferees) of the Senior Notes will have the registration rights set forth in the registration rights agreement (the "Registration Rights Agreement"), to be dated the Closing Date (as defined below), for so long as such Senior Notes constitute "Transfer Restricted Securities" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company will agree to file with the Securities and Exchange Commission (the "Commission"), under the circumstances set forth therein, (i) a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act") relating to senior notes (the "Exchange Notes") to be offered in exchange for the Senior Notes (such offer to exchange being referred to as the "Exchange Offer") and (ii) a shelf registration statement pursuant to Rule 415 under the Act (the "Shelf Registration Statement" and, together with the Exchange Offer Registration Statement, the "Registration Statements") relating to the resale by certain holders of the Senior Notes and to use its best efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Registration Rights Agreement and to consummate the Exchange Offer. The Senior Notes and the Exchange Notes issuable in exchange therefor are collectively referred to herein as the "Notes." This Agreement, the Indenture, the Notes and the Registration Rights Agreement are hereinafter sometimes referred to collectively as the "Operative Documents."

              1. Offering Memorandum: The Senior Notes will be offered and sold to the Initial Purchasers pursuant to one or more exemptions from the registration requirements under the Act. The Company and Panhandle have prepared a preliminary offering memorandum dated March 22, 1999 (the "Preliminary Offering Memorandum") and an offering memorandum, dated March 23, 1999 (the "Offering Memorandum") relating to the Senior Notes, which incorporate by reference documents filed by Panhandle pursuant to Sections 13, 14 or 15 of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"). As used herein, the term "Preliminary Offering Memorandum" and "Offering Memorandum" shall include respectively the documents incorporated by reference therein. Any reference herein to the terms "amend," "amendment" or "supplement" with respect to the Preliminary Offering Memorandum and Offering Memorandum shall be deemed to include amendments or supplements to the Preliminary Offering Memorandum and Offering Memorandum, and documents incorporated by reference after the date of this Agreement and prior to the termination of the offering of the Senior Notes by the Initial Purchasers.

              Upon original issuance thereof, and until such time as the same is no longer required pursuant to the Indenture, (and all securities issued in exchange or in substitution thereof) the Senior Notes shall bear the following legend:

              THE NOTES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") AND MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT (A)(1) TO A PERSON WHO THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (3) TO AN INSTITUTIONAL ACCREDITED INVESTOR IN A TRANSACTION EXEMPT FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT OR (4) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE) AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES.

              2. Agreements to Sell and Purchase: On the basis of the representations, warranties and covenants contained in this Agreement, and subject to the terms and conditions contained herein, the Company agrees to issue and sell to the several Initial Purchasers, and the Initial Purchasers agree, severally and not jointly, to purchase from the Company, the principal amounts of Senior Notes set forth opposite the name of such Initial Purchaser on Schedule A hereto at a purchase price equal to 99.084% in the case of the 2004 Notes, 98.973% in the case of the 2009 Notes and 97.859% in the case of the 2029 Notes, of the respective principal amounts thereof (collectively, the "Purchase Price").

              The Company hereby agrees that, without the prior written consent of DLJ, it will not offer, sell, contract to sell or otherwise issue debt securities substantially similar to the Senior Notes for a period from the date of the execution of this Agreement until the date 30 days after the Closing Date.

              3. Terms of Offering: The Initial Purchasers have advised the Company that the Initial Purchasers will take offers (the "Exempt Resales") of the Senior Notes purchased hereunder on the terms set forth in the Offering Memorandum solely to (i) persons whom the Initial Purchasers reasonably believe to be "qualified institutional buyers" as defined in Rule 144A under the Act ("QIBs") and (ii) to persons permitted to purchase the Senior Notes in offshore transactions in reliance upon Regulation S under the Act (each, a "Regulation S

Purchaser") (such persons specified in clauses (i) and (ii) being referred to herein as the "Eligible Purchasers"). The Initial Purchasers will offer the Senior Notes to Eligible Purchasers initially at a price equal to 100% of the principal amount thereof. Such price may be changed at any time without notice.

              4. Delivery and Payment:

              (a) Delivery of and payment of the Purchase Price for the Senior Notes shall be made at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, NY 10022, or such other location as may be mutually acceptable. Payment for the Senior Notes shall be made to the Company in federal or other funds immediately available in New York City against delivery of such Senior Notes for the respective accounts of the several Initial Purchasers at 10:00 a.m., New York City time, on March 29, 1999, or at such other time as shall be agreed upon by the Initial Purchasers and the Company. The time and date of such delivery and the payment are herein called the "Closing Date."

              (b) Certificates for the Senior Notes shall be in definitive form or global form, as specified by you, and registered in such names and in such denominations as you shall request in writing not later than one full business day prior to the Closing Date. The certificates evidencing the Senior Notes shall be delivered to you on the Closing Date for the respective accounts of the several Initial Purchasers, with any transfer taxes payable in connection with the transfer of the Senior Notes to the Initial Purchasers duly paid, against payment of the Purchase Price therefor plus accrued interest, if any, to the date of payment and delivery. Certificates for the Senior Notes shall be made available to the Initial Purchasers for inspection not later than 9:30 a.m., New York City time, on the business day immediately preceding the Closing Date.

              5. Agreements of the Company: In further consideration of the agreements of the Initial Purchasers herein contained, the Company covenants as follows:

              (a) To prepare the Preliminary Offering Memorandum and Offering Memorandum in a form approved by you; to make no amendment or any supplement to the Preliminary Offering Memorandum and Offering Memorandum which shall be disapproved by your counsel upon legal grounds in writing, after consultation with you, promptly after reasonable notice thereof; and to furnish you with copies thereof.

              (b) To advise the Initial Purchasers promptly and, if requested by the Initial Purchasers, confirm such advice in writing, (i) of the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any Senior Notes for offering or sale in any jurisdiction designated by the Initial Purchasers pursuant to
Section 5(e) hereof, or the initiation of any proceeding by any state securities commission or any other federal or state regulatory authority for such purpose. The Company shall use its best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws and, if at any time any state securities commission or other federal or state regulatory authority shall issue an order suspending the qualification or exemption of any Senior Notes under any state securities or Blue Sky laws, the Company shall use its best efforts to obtain the withdrawal or lifting of such order at the earliest possible time.

              (c) Prior to 10:00 a.m., New York City time, on the Business Day next succeeding the date of this Agreement, or as soon as otherwise mutually agreed, and from time to time thereafter, to furnish the Initial Purchasers and those persons identified by the Initial Purchasers to the Company as many copies of the Offering Memorandum, and any amendments or supplements thereto, in such quantities as the Initial Purchasers may reasonably request. Subject to the Initial Purchasers' compliance with their representations and warranties and agreements set forth in Section 7 hereof, the Company consents to the use of the Offering Memorandum, and any amendments and supplements thereto required pursuant hereto, by the Initial Purchasers in connection with Exempt Resales.

              (d) Until such time as either of the Registration Statements shall be declared effective by the Commission, but in no event later than nine months after the date of the Offering Memorandum, any event shall have occurred as a result of which the Offering Memorandum as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made when such Offering Memorandum is delivered, not misleading, or, if for any other reason it shall be necessary or desirable during such same period to amend or supplement the Offering Memorandum, to notify you and upon your request to prepare and, subject to
Section 5(a) and 5(j) hereof, furnish without charge to each Initial Purchaser and to any dealer in securities as many copies as you may from time to time reasonably request of an amended Offering Memorandum or a supplement to the Offering Memorandum which will correct such statement or omission or effect such compliance.

              (e) To use its best efforts to qualify the Senior Notes for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Initial Purchasers may designate and to pay (or cause to be paid), or reimburse (or cause to be reimbursed) the Initial Purchasers and their counsel for, reasonable filing fees and expenses in connection therewith (including the reasonable fees and disbursements of counsel to the Initial Purchasers and filing fees and expenses paid and incurred prior to the date hereof), provided, however, that the Company shall not be required to qualify to do business as a foreign corporation or as a securities dealer or to file a general consent to service of process or to file annual reports or to comply with any other requirements deemed by the Company to be unduly burdensome.

              (f) So long as the Notes are outstanding, (i) to mail and make generally available as soon as practicable after the end of each fiscal year to the record holders of the Notes a financial report of the Company on a consolidated basis, all such financial reports to include a consolidated balance sheet, a consolidated statement of operations, a consolidated statement of cash flows and a consolidated statement of shareholders' equity as of the end of and for such fiscal year, together with comparable information as of the end of and for the preceding year, certified by the Company's independent public accountants and (ii) to mail and make generally available as soon as practicable after the end of each quarterly period (except for the last quarterly period of each fiscal year,) to such holders, a consolidated balance sheet, a consolidated statement of operations and a consolidated statement of cash flows as of the end of and for such period, and for the period from the beginning of such year to the close of such quarterly period, together with comparable information for the corresponding periods of the preceding year.

              (g) So long as any of the Senior Notes remain outstanding and during any period in which either the Company is not subject to Section 13 or 15(d) of the Exchange Act, to make available to any holder of Senior Notes in connection with any sale thereof and any prospective purchaser of such Senior Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

              (h) To pay all expenses, fees and taxes (other than transfer taxes on sales by the respective Initial Purchasers) in connection with the issuance and delivery of the Senior Notes, except that the Company shall be required to pay the fees and disbursements (other than fees and disbursements referred to in paragraph (e) of this Section 5) of Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the Initial Purchasers, only in the events provided in paragraph (i) of this Section 5, the Initial Purchasers hereby agreeing to pay such fees and disbursements in any other event, and that except as provided in such paragraph (i), the Company shall not be responsible for any out-of-pocket expenses of the Initial Purchasers in connection with their services hereunder.

              (i) If the Initial Purchasers shall not take up and pay for the Senior Notes due to the failure of the Company to comply with any of the conditions specified in Section 10 hereof, or, if this Agreement shall be terminated in accordance with the provisions of Section 11(b) hereof prior to the Closing Date, to pay the reasonable fees and disbursements of Skadden, Arps, Slate, Meagher & Flom LLP, counsel to the Initial Purchasers, and, if the Initial Purchasers shall not take up and pay for the Senior Notes due to the failure of the Company to comply with any of the conditions specified in Section 10 hereof, to reimburse the Initial Purchasers for their reasonable out-of-pocket expenses, in an aggregate amount not exceeding a total of $3,000, incurred in connection with the financing contemplated by this Agreement.

              (j)   During the period referred to in paragraph (d) of this
Section 5, to not amend or supplement the Offering Memorandum unless the Company has furnished the Initial Purchasers and counsel to the Initial Purchasers with a copy for their review and comment a reasonable time prior to filing and has reasonably considered any comments of the Initial

Purchasers, or any such amendment or supplement to which such counsel shall reasonably object on legal grounds in writing, after consultation with the Initial Purchasers.

              (k)   During the period referred to in paragraph (d) of this
Section 5, to furnish the Initial Purchasers with copies of all documents required to be filed with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

              (l)   During the period referred to in paragraph (d) of this
Section 5, to comply with all requirements under the Exchange Act relating to the filing with the Commission of its reports pursuant to Section 13 of the Exchange Act and of its proxy statements pursuant to Section 14 of the Exchange Act.

              (m) To comply in all material respects with all of its agreements set forth in the Registration Rights Agreement.

              (n) To obtain the approval of The Depository Trust Company ("DTC") for "book-entry" transfer of the Notes, and to comply in all material respects with all of its agreements set forth in the representation letters of the Company to DTC relating to the approval of the Notes by DTC for "book-entry" transfer.

              (o) Not to (or permit any affiliate to) sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in the Act) that would be integrated with the sale of the Senior Notes to the Initial Purchasers or pursuant to Exempt Resales in a manner that would require the registration of any such sale of the Senior Notes under the Act.

              (p) Not to voluntarily claim, and to actively resist any attempts to claim, the benefit of any usury laws against the holders of any Notes.

              (q) To cause the Exchange Offer to be made in the appropriate form to permit Exchange Notes registered pursuant to the Act to be offered in exchange for the Senior Notes and to comply in all material respects with all applicable federal and state securities laws in connection with the Exchange Offer.

              (r) During the period of two years after the Closing Date, not to, and not permit any of its affiliates (as defined in Rule 144 under the Act) to, resell any of the Notes which constitute "restricted securities" under Rule 144 that have been reacquired by any of them.

              (s) To apply the net proceeds of the offering and sale of the Senior Notes in the manner set forth in the Offering Memorandum under the caption "Use of Proceeds".

              6. Representations and Warranties of the Company: The Company represents and warrants to, and agrees with, each of the Initial Purchasers that:

              (a) Each of the Preliminary Offering Memorandum and the Offering Memorandum does not, and any supplement or amendment to it will not, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties contained in this paragraph shall not apply to statements in or omissions from the Preliminary Offering Memorandum and the Offering Memorandum (or any supplement or amendment thereto) based upon information relating to the Initial Purchasers furnished to the Company in writing by the Initial Purchasers expressly for use therein. No stop order preventing the use of the Offering Memorandum, or any amendment or supplement thereto, or any order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Act, has been issued.

              (b) The documents incorporated by reference in the Preliminary Offering Memorandum and the Offering Memorandum, when they were filed (or, if an amendment with respect to any such document was filed, when such amendment was filed) with the Commission, conformed in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and any further documents so filed and incorporated by reference will, when they are filed with the Commission, conform in all material respects to the requirements of the Exchange Act and the rules and regulations of the Commission promulgated thereunder; none of such documents, when it was filed (or, if an amendment with respect to any such document was filed, when such amendment was filed), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and no such further document, when it is filed, will contain an untrue statement of a material fact or will omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading.

              (c) Each of the Company and Panhandle has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation and has all requisite authority to own or lease its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and to consummate the transactions contemplated hereby, and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Preliminary Offering Memorandum and the Offering Memorandum or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either the Company or Panhandle and their respective Subsidiaries (as defined in Rule 405 under the Act, and hereinafter called a "Subsidiary"), taken as a whole;

each Significant Subsidiary (as defined in Rule 405 under the Act, and hereinafter called a "Significant Subsidiary") of the Company and Panhandle has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has all requisite authority to own or lease its properties and conduct its business as described in the Preliminary Offering Memorandum and the Offering Memorandum and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business as described in the Preliminary Offering Memorandum and the Offering Memorandum or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on either the Company or Panhandle and their respective Subsidiaries, taken as a whole.

              (d) This Agreement has been duly authorized, executed and delivered by the Company.

              (e) The Notes are in the form contemplated by the Indenture and have been duly authorized by the Company. At the Closing Date, the Senior Notes will have been duly executed and delivered by the Company and, (i) the Senior Notes, when authenticated by the Trustee in the manner provided for in the Indenture and delivered against payment therefor as provided in this Agreement, and (ii) the Exchange Notes, when issued, executed and authenticated in accordance with the terms of the Exchange Offer and the Indenture, will constitute valid and binding obligations of the Company enforceable against the Company in accordance with their terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity), and will be entitled to the security afforded by the Indenture equally and ratably with all securities outstanding thereunder. The Notes conform in all material respects to the descriptions thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

              (f) The Registration Rights Agreement has been duly authorized by the Company. At the Closing Date, the Registration Rights Agreement will have been duly executed and delivered by the Company and will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms except to the extent that the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity) by, equitable principles of general applicability. The Registration Rights Agreement conforms in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum.

              (g) The Indenture has been duly authorized by the Company. At the Closing Date, the Indenture will have been duly executed and delivered by the Company and will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent that enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding at law or in equity); the Indenture conforms in all material respects to the description thereof in the Preliminary Offering Memorandum and the Offering Memorandum; and the Indenture conforms to the requirements of the Trust Indenture Act of 1939, as amended (the "TIA").

              (h) On and after the Closing Date, of the outstanding capital stock of each of Panhandle, Panhandle Storage Company and Trunkline LNG Company and each subsidiary of Panhandle organized in the United States (the "U.S. Subsidiaries") will be owned directly or indirectly by the Company, free and clear of any security interest, claim, lien, or other encumbrance or preemptive rights), and there are no outstanding rights (including, without limitation, preemptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in any of Panhandle Storage Company, Trunkline LNG Company and the U.S. Subsidiaries or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any such capital stock, any such convertible or exchangeable securities or any such rights, warrants or options. The Company has no subsidiaries and has conducted no business prior to the date hereof other than in connection with the transactions contemplated by this Agreement.

              (i) Each of the Company and Panhandle have all necessary consents, authorizations, approvals, orders, certificates and permits of and from, and have made all declarations and filings with, all federal, state, local and other governmental authorities, all self-regulatory organizations and all courts and other tribunals, to own, lease, license and use its properties and assets and to conduct its business in the manner described in the Preliminary Offering Memorandum and the Offering Memorandum, except to the extent that the failure to obtain or file would not have a material adverse effect on either the Company or Panhandle.

              (j) No order, license, consent, authorization or approval of, or exemption by, or the giving of notice to, or the registration with any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, and no filing, recording, publication or registration in any public office or any other place, was or is now required to be obtained by either of the Company or Panhandle to authorize their execution or delivery of, or the performance of its obligations under, this Agreement, in the case of the Company, or any of the Operative Documents, in the case of the Company and Panhandle, except such as have been obtained or may be required under state securities or Blue Sky laws or as referred to in the Preliminary Offering Memorandum and the Offering Memorandum.

              (k) None of the issuance and sale of the Notes, or the execution or delivery by the Company and Panhandle of, or the performance by the Company and Panhandle of their respective obligations under, this Agreement, in the case of the Company, or the Operative Documents, in the case of the Company and Panhandle, did or will conflict with, result in a breach of any of the terms or provisions of, or constitute a default or require the consent of any party under the Company's and Panhandle's Articles of Incorporation or by-laws, any material agreement or instrument to which each of the Company and Panhandle is a party, any existing applicable law, rule or regulation or any judgment, order or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over either the Company or Panhandle or any of their respective properties or assets, or, except as described in the Preliminary Offering Memorandum and the Offering Memorandum, did or will result in the creation or imposition of any lien on either of the Company's or Panhandle's respective properties or assets.

              (l) Except as disclosed in the Offering Memorandum, there is no action, suit, proceeding, inquiry or investigation (at law or in equity or otherwise) pending or, to the knowledge of the Company, threatened against either the Company or Panhandle, respectively, by any governmental authority that (i) questions the validity, enforceability or performance of this Agreement or any of the Operative Documents or (ii) if determined adversely, is likely to have a material adverse effect on the business or financial condition of either the Company or Panhandle, or have a material adverse effect on the ability of the Company to perform its obligations hereunder or the ability of either the Company or Panhandle to consummate the transactions contemplated by this Agreement.

              (m) There has not been any material and adverse change in the business, properties or financial condition of either the Company or Panhandle from that set forth or incorporated by reference in the Offering Memorandum (other than changes referred to in or contemplated by the Offering Memorandum).

              (n) Except as set forth in the Offering Memorandum, no event or condition exists that constitutes, or with the giving of notice or lapse of time or both would constitute, a default or any breach or failure to perform by the Company, Panhandle or any of their respective Significant Subsidiaries in any material respect under any indenture, mortgage, loan agreement, lease or other material agreement or instrument to which either the Company or Panhandle or any of their respective Significant Subsidiaries is a party or by which they or any of their Significant Subsidiaries or any of their respective properties may be bound.

              (o) The Offering Memorandum, as of its date, contained all the information specified in, and meeting the requirements of, Rule 144A(d)(4) under the Act.

              (p) When the Senior Notes are issued and delivered pursuant to this Agreement, the Senior Notes will not be of the same class (within the meaning of Rule 144A under the Act) as any security of the Company or Panhandle that is listed on a national securities exchange registered under Section 6 of the Exchange Act or that is quoted in a United States automated inter-dealer quotation system.

              (q) Neither the Company or Panhandle nor any Affiliate of the Company or Panhandle has directly, or through any agent, (i) sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as defined in the Act) which is or will be integrated with the sale of the Senior Notes in a manner that would require the registration under the Act of the Senior Notes or (ii) engaged in any form of general solicitation or general advertising in connection with the offering of the Senior Notes, (as those terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act, including, but not limited to, publication or release of articles, notices or other communications published in any newspaper, magazine, or similar medium or broadcast over television or radio, or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. No securities of the same class as the Senior Notes have been issued and sold by the Company within the six-month period immediately prior to the date hereof.

              (r) Prior to the effectiveness of any Registration Statement, the Indenture is not required to be qualified under the TIA.

              (s) None of the Company or Panhandle nor any of their respective affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and Panhandle make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S under the Act ("Regulation S") with respect to the Senior Notes.

              (t) The Senior Notes offered and sold in reliance on Regulation S have been and will be offered and sold only in offshore transactions.

              (u) The sale of the Senior Notes pursuant to Regulation S is not part of a plan or scheme to evade the registration provisions of the Act.

              (v) The Company, Panhandle and their respective affiliates and all persons acting on their behalf (other than the Initial Purchasers, as to whom the Company and Panhandle make no representation) have complied with and will comply with, in all material respects, the offering restrictions requirements of Regulation S in connection with the offering of the Senior Notes outside the United States and, in connection therewith, the Offering Memorandum will contain the disclosure required by Rule 902(h).

              (w) No registration under the Act of the Senior Notes is required for the sale of the Senior Notes to the Initial Purchasers as contemplated hereby or for the Exempt Resales assuming the accuracy of the Initial Purchasers' representations and warranties and agreements set forth in
Section 7 hereof.

              (x) Neither the Company or Panhandle nor any of their respective Subsidiaries, after giving effect to the offering and sale of the Senior Notes, will be, an

"investment company" within the meaning of the Investment Company Act of 1940, as amended.

              The Company acknowledges that the Initial Purchasers and, for purposes of the opinions to be delivered to the Initial Purchasers pursuant to
Section 10 hereof, counsel to the Company and Panhandle and counsel to the Initial Purchasers will rely upon the accuracy and truth of the foregoing representations and hereby consents to such reliance.

              7. Initial Purchasers' Representations and Warranties: Upon the authorization by you of the release of the Senior Notes, the several Initial Purchasers propose to offer the Senior Notes for sale upon the terms and conditions set forth in this Agreement and the Offering Memorandum and each Initial Purchaser hereby represents and warrants to, and agrees with the Company that:

              (a) It will offer and sell the Senior Notes only to Eligible Purchasers;

              (b)   It is an Institutional Accredited Investor; and

              (c) It will not offer or sell the Senior Notes by any form of general solicitation or general advertising, including but not limited to the methods described in Rule 502(c) under the Act.

              8. Indemnification:

              (a) The Company agrees, to the extent permitted by law, to indemnify and hold harmless each of the Initial Purchasers and each person, if any, who controls any such Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act or otherwise, and to reimburse the Initial Purchasers and such controlling person or persons, if any, for any legal or other expenses incurred by them in connection with defending any action, suit or proceeding (including governmental investigations) as provided in Section 8(c) hereof, insofar as such losses, claims, damages, liabilities or actions, suits or proceedings (including governmental investigations) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Offering Memorandum, or, if the Offering Memorandum shall be amended or supplemented, in the Offering Memorandum as so amended or supplemented or arise out of or are based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or actions arise out of or are based upon any such untrue statement or alleged untrue statement or omission or alleged omission which was made in the Offering Memorandum or in the Offering Memorandum as so amended or supplemented, in reliance upon and in conformity with information furnished in writing to the Company by, or through DLJ on behalf of, any Initial Purchaser expressly for use therein and except that this indemnity shall not inure to the benefit of any Initial Purchaser (or any person controlling such Initial Purchaser) on account of any losses, claims, damages, liabilities or actions, suits or proceedings arising from the sale of the Senior Notes to any person if a copy of the Offering Memorandum, as the same may then be supplemented or amended (excluding, however, any document then incorporated or deemed incorporated therein by reference), was not sent or given by or on behalf of such Initial Purchaser to such person (i) with or prior to the written confirmation of sale involved or (ii) as soon as available after such written confirmation, relating to an event occurring prior to the payment for and delivery to such person of the Senior Notes involved in such sale, and the omission or alleged omission or untrue statement or alleged untrue statement was corrected in the Offering Memorandum as supplemented or amended at such time.

              The Company's indemnity agreement contained in this Section 8(a), and the covenants, representations and warranties of the Company and Panhandle contained in this Agreement, shall remain in full force and effect regardless of any investigation made by or on behalf of any person, and shall survive the delivery of and payment for the Senior Notes hereunder, and the indemnity agreement contained in this Section 8 shall survive any termination of this Agreement. The liabilities of the Company in this Section 8(a) are in addition to any other liabilities of the Company under this Agreement or otherwise.

              (b) Each Initial Purchaser agrees, severally and not jointly, to the extent permitted by law, to indemnify, hold harmless and reimburse the Company, each other Initial Purchaser and each person, if any, who controls the Company or any such other Initial Purchaser within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, to the same extent and upon the same terms as the indemnity agreement of the Company set forth in Section 8(a) hereof, but only with respect to alleged untrue statements or omissions made in the Offering Memorandum or in the Offering Memorandum, as amended or supplemented, (if applicable) in reliance upon and in conformity with information furnished in writing to the Company by such Initial Purchaser expressly for use therein.

              The indemnity agreement on the part of each Initial Purchaser contained in this Section 8(b) and the representations and warranties of such Initial Purchaser contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any other person, and shall survive the delivery of and payment for the Senior Notes hereunder, and the indemnity agreement contained in this Section 8(b) shall survive any termination of this Agreement. The liabilities of each Initial Purchaser in this Section 8(b) are in addition to any other liabilities of such Initial Purchaser under this Agreement or otherwise.

              (c) If a claim is made or an action, suit or proceeding (including governmental investigations) is commenced or threatened against any person as to which indemnity may be sought under Section 8(a) or 8(b), such person (the "Indemnified Person") shall notify the person against whom such indemnity may be sought (the "Indemnifying

Person") promptly after any assertion of such claim threatening to institute an action, suit or proceeding or if such an action, suit or proceeding is commenced against such Indemnified Person, promptly after such Indemnified Person shall have been served with a summons or other first legal process, giving information as to the nature and basis of the claim. Failure to so notify the Indemnifying Person shall not, however, relieve the Indemnifying Person from any liability which it may have on account of the indemnity under Section 8(a) or 8(b) if the Indemnifying Person has not been prejudiced in any material respect by such failure. Subject to the immediately succeeding sentence, the Indemnifying Person shall assume the defense of any such litigation or proceeding, including the employment of counsel and the payment of all expenses, with such counsel being designated, subject to the immediately succeeding sentence, in writing by DLJ in the case of parties indemnified pursuant to Section 8(b) and by the Company in the case of parties indemnified pursuant to Section 8(a). Any Indemnified Person shall have the right to participate in such litigation or proceeding and to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include (x) the Indemnifying Person and (y) the Indemnified Person and, in the written opinion of counsel to such Indemnified Person, representation of both parties by the same counsel would be inappropriate due to actual or likely conflicts of interest between them, in either of which cases the reasonable fees and expenses of counsel (including disbursements) for such Indemnified Person shall be reimbursed by the Indemnifying Person to the Indemnified Person. If there is a conflict as described in clause (ii) above, and the Indemnified Persons have participated in the litigation or proceeding utilizing separate counsel whose fees and expenses have been reimbursed by the Indemnifying Person and the Indemnified Persons, or any of them, are found to be solely liable, such Indemnified Person shall repay to the Indemnifying Person such fees and expenses of such separate counsel as the Indemnifying Person shall have reimbursed. It is understood that the Indemnifying Person shall not, in connection with any litigation or proceeding or related litigation or proceedings in the same jurisdiction as to which the Indemnified Persons are entitled to such separate representation, be liable under this Agreement for the reasonable fees and out-of-pocket expenses of more than one separate firm (together with not more than one appropriate local counsel) for all such Indemnified Persons. Subject to the next paragraph, all such fees and expenses shall be reimbursed by payment to the Indemnified Persons of such reasonable fees and expenses of counsel promptly after payment thereof by the Indemnified Persons.

              In furtherance of the requirement above that fees and expenses of any separate counsel for the Indemnified Persons shall be reasonable, the Initial Purchasers and the Company agree that the Indemnifying Person's obligations to pay such fees and expenses shall be conditioned upon the following:

                           (i) in case separate counsel is proposed to be
              retained by the Indemnified Persons pursuant to clause (ii) of the preceding paragraph, the

              Indemnified Persons shall in good faith fully consult with the Indemnifying Person in advance as to the selection of such counsel;

                           (ii) reimbursable fees and expenses of such separate
              counsel shall be detailed and supported in a manner reasonably acceptable to the Indemnifying Person (but nothing herein shall be deemed to require the furnishing to the Indemnifying Person of any information, including without limitation, computer print-outs of lawyers' daily time entries, to the extent that, in the judgment of such counsel, furnishing such information might reasonably be expected to result in a waiver of any attorney-client privilege); and

                           (iii) The Company and the Initial Purchasers shall
              cooperate in monitoring and controlling the fees and expenses of separate counsel for Indemnified Persons for which the Indemnifying Person is liable hereunder, and the Indemnified Person shall use every reasonable effort to cause such separate counsel to minimize the duplication of activities as between themselves and counsel to the Indemnifying Person.

              The Indemnifying Person shall not be liable for any settlement of any litigation or proceeding effected without the written consent of the Indemnifying Person, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees, subject to the provisions of this Section 8, to indemnify the Indemnified Person from and against any loss, damage, liability or expenses by reason of such settlement or judgment. The Indemnifying Person shall not, without the prior written consent of the Indemnified Persons, effect any settlement of any pending or threatened litigation, proceeding or claim in respect of which indemnity has been properly sought by the Indemnified Persons hereunder, unless such settlement includes an unconditional release by the claimant of all Indemnified Persons from all liability with respect to claims which are the subject matter of such litigation, proceeding or claim.

              (d) If the indemnification provided for in this Section 8 above is unavailable to or insufficient to hold harmless an Indemnified Person under this Section 8 in respect of any losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof) referred to therein, then each Indemnifying Person under this Section 8 above shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Indemnifying Person on the one hand and the Indemnified Person on the other from the offering of the Senior Notes. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each Indemnifying Person shall contribute to such amount paid or payable by such Indemnified Person in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of each Indemnifying Person, if any, on the one hand and the Indemnified Person on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental investigations) in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Initial Purchasers on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the total discounts or commissions received by the Initial Purchasers, in each case as set forth in the Offering Memorandum, bear to the aggregate offering price of the Senior Notes. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or the Initial Purchasers on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 8(d). The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages or liabilities (or actions, suits or proceedings (including governmental proceedings) in respect thereof) referred to above in this Section 8(d) shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Person in connection with investigating or defending any such action, suits or proceedings (including governmental proceedings) or claim, provided that the provisions of this Section 8 above have been complied with (in all material respects) in respect of any separate counsel for such Indemnified Person. Notwithstanding the provisions of this Section 8(d), no Initial Purchaser shall be required to contribute any amount greater than the excess of
(i) the total price at which the Senior Notes sold and distributed by it to the public were offered to the public over (ii) the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Initial Purchasers' obligations in this
Section 8(d) to contribute are several in proportion to their respective purchase obligations and not joint.

              The agreement with respect to contribution contained in this
Section 8(d) shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any Initial Purchaser, and shall survive delivery of and payment for the Senior Notes hereunder and any termination of this Agreement.

              9. The respective indemnities, agreements, representations, warranties and other statements of the Company, Panhandle and the several Initial Purchasers, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Initial Purchaser or any controlling person of any

Initial Purchaser, the Company or Panhandle, or any officer, director or controlling person of the Company or Panhandle, and shall survive delivery of and payment for the Notes.

              10. Conditions of Initial Purchaser's Obligations: The several obligations of the Initial Purchasers shall be subject to the condition that all representations and warranties and other statements of the Company herein are, at and as of the Closing Date, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

              (a) That all legal proceedings to be taken in connection with the issue and sale of the Senior Notes shall be reasonably satisfactory in form and substance to Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, counsel to the Initial Purchasers.

              (b) That, at the Closing Date, the Initial Purchasers shall be furnished with the following opinions, dated the Closing Date:

                           (i) Opinion of Michael D. VanHemert, Esq., as special
              counsel to the Company and Panhandle, substantially to the effect set forth in Exhibit A to this Agreement; and

                           (ii) Opinion of Skadden, Arps, Slate, Meagher & Flom
              LLP, of New York, New York, counsel to the Initial Purchasers, substantially to the effect set forth in Exhibit B to this Agreement.

              (c) That on the date of the Preliminary Offering Memorandum and on the Closing Date the Initial Purchasers shall have received a letter from each of Arthur Andersen LLP, Deloitte & Touche LLP and KPMG LLP in form and substance satisfactory to the Initial Purchasers, dated as of such respective dates, (i) confirming that they are independent public accountants within the meaning of the Act and the applicable rules and regulations adopted by the Commission thereunder, (ii) stating that in their opinion the financial statements examined by them and included or incorporated by reference in the Offering Memorandum complied as to form in all material respects with the applicable accounting requirements of the Commission, including the applicable rules and regulations adopted by the Commission, and (iii) covering, as of a date not more than three business days prior to the date of such letter, such other matters as the Initial Purchasers reasonably request.

              (d) That, between the date of the execution of this Agreement and the Closing Date, no material and adverse change shall have occurred in the business, properties or financial condition of each of the Company, Panhandle and their respective Subsidiaries, taken as a whole, which, in the judgment of the Initial Purchasers, impairs the marketability of the Senior Notes (other than changes referred to in or contemplated by the Offering Memorandum).

              (e) That, at the Closing Date, each of the Company and Panhandle shall have delivered to the Initial Purchasers a certificate of an executive officer of each of the Company and Panhandle to the effect that, to the best of his or her knowledge, information and belief, (i) there shall have been no material adverse change in the business, properties or financial condition of each of the Company and Panhandle from that set forth in the Offering Memorandum (other than changes referred to in or contemplated by the Offering Memorandum);
(ii) the representations and warranties of each of the Company and Panhandle herein at and as of the Closing Date are true and correct; and (iii) each of the Company and Panhandle has complied with all agreements and satisfied all conditions on their part to be per formed or satisfied at or prior to the Closing Date.

              (f) That each of the Company and Panhandle shall have executed and delivered the Registration Rights Agreement.

              (g) That Panhandle shall have executed and delivered the Supplemental Agreement, dated as of March 29, 1999, among Panhandle, the Company and the Initial Purchasers.

              (h) That the Company shall have performed such of its obligations under this Agreement as are to be performed at or before the Closing Date by the terms hereof.

              (i)   That the Company shall have complied with the provisions of
Section 5(c) hereof with respect to the furnishing of Offering Memorandum on the Business Day next succeeding the date of this Agreement;

              (j) That any additional documents or agreements reasonably requested by the Initial Purchasers or their counsel to permit the Initial Purchasers to perform their obligations or permit their counsel to deliver opinions hereunder shall have been provided to them.

              (k) That between the date of the execution of this Agreement and the Closing Date there has been no downgrading of the investment ratings of any of the Company's or Panhandle's securities by Standard & Poor's Ratings Group, Moody's Investors Service, Inc. or Duff & Phelps Credit Rating Co., and neither the Company nor Panhandle shall not have been placed on "credit watch" or "credit review" with negative implications by any of such statistical rating organizations if any of such occurrences shall, in the judgment of the Initial Purchasers, after reasonable inquiries on the part of the Initial Purchasers, impair the marketability of the Senior Notes.

              (l) That the acquisition and reorganization of the Panhandle Companies (as defined in the Offering Memorandum) by the Company, as described in the Offering Memorandum, shall have been consummated on the Closing Date.

              11. Effectiveness and Termination of Agreement; Initial Purchaser
Default:

              (a) This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto.

              (b) This Agreement may be terminated at any time prior to the Closing Date by the Initial Purchasers if, prior to such time, any of the following events shall have occurred: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange; (ii) a suspension or material limitation in trading in Panhandle's secu rities on the New York Stock Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities; or (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war, if the effect of any such event specified in this Clause (iv) in the judgment of the Initial Purchasers makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Senior Notes on the terms and in the manner contem plated in the Offering Memorandum.

              If the Initial Purchasers elect to terminate this Agreement, as provided in this Section 11, DLJ will promptly notify the Company by telephone or telecopy, confirmed by letter. If this Agreement shall not be carried out by any Initial Purchaser for any reason per mitted hereunder, or if the sale of the Securities to the Initial Purchaser as herein contemplated shall not be carried out because either the Company is not able to comply with the terms hereof, the Company shall not be under any obligation under this Agreement and shall not be liable to any Initial Purchaser or to any member of any selling group for the loss of anticipated profits from the transactions contemplated by this Agreement and the Initial Purchaser shall be under no liability to the Company nor be under any liability under this Agreement to one another.

              (c) If on the Closing Date any one or more of the Initial Purchasers shall fail or refuse (otherwise than for some reason sufficient to justify in accordance with the terms hereof, the termination of its obligations hereunder) to purchase the Senior Notes which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased on such date by all Initial Purchasers, each non-defaulting Initial Purchaser shall be obligated severally, in the proportion which the principal amount of the Senior Notes set forth opposite its name in Schedule A bears to the aggregate principal amount of the Senior Notes which all the non-defaulting Initial Purchasers, as the case may be, have agreed to purchase, or in such other proportion as you may specify, to purchase the Senior Notes which such defaulting Initial Purchaser or Initial Purchasers, as the case may be, agreed but failed or refused to purchase on such date; provided that in no event shall the aggregate principal amount of the Senior Notes which any Initial Purchaser has agreed to purchase pursuant to
Section 2 hereof be increased pursuant to this Section 11(c) by an amount in excess of one-ninth of such principal amount of the Senior Notes which such Initial Purchaser agreed to purchase without the written consent of such Initial Purchaser. If on the Closing Date any Initial Purchaser or Initial Purchasers shall fail or refuse to purchase the Senior Notes and the aggregate principal amount of the Senior Notes with respect to which such default occurs is more than one-tenth of the aggregate principal amount of the Senior Notes to be purchased by all Initial Purchasers and arrangements satisfactory to the Initial Purchasers and the Company for purchase of such Senior Notes are not made within 36 hours after such default, this Agreement will terminate without liability on the part of any non-defaulting Initial Purchaser and the Company. In any such case which does not result in termination of this Agreement, either you, the Company or Panhandle shall have the right to postpone the Closing Date, but in no event for longer than seven days, in order that the required changes, if any, in the Offering Memorandum or any other documents or arrangements may be effected. Any action taken under this paragraph shall not relieve any defaulting Initial Purchaser from liability in respect of any default of any such Initial Purchaser under this Agreement.

              (d) Notwithstanding the foregoing, the provisions of Sections 5(e), 5(i), 8 and 9 shall survive any termination of this Agreement.

              12. Miscellaneous: Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to the Company, to c/o CMS Energy Corporation, 330 Town Center Drive, Dearborn, Michigan 48126, Attention:
Corporate Secretary, and (ii) if to the Initial Purchasers or DLJ, to Donaldson, Lufkin & Jenrette Securities Corporation, 277 Park Avenue, New York, New York 10172, Attn: Mike Ranger (212) 892-7272, or in any case to such other address as the person to be notified may have requested in writing.

              Except as otherwise provided, this Agreement has been and is made solely for the benefit of and shall be binding upon the Company and the Initial Purchasers, the Initial Purchasers' directors and officers, any controlling persons referred to herein, and their respective successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include a purchaser of any of the Senior Notes from an Initial Purchaser merely because of such purchase.

              This Agreement shall be governed and construed in accordance with the laws of the State of New York.

              This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

              Please confirm that the foregoing correctly sets forth the agreement among the Company and the Initial Purchasers.


                                Very truly yours,

                                CMS PANHANDLE HOLDING
                                COMPANY


                                By:      /s/ Alan M. Wright
                                   --------------------------------------------
                                         Name: Alan M. Wright
                                         Title:  Vice President and
                                                 Chief Financial Officer



Accepted:  March 23, 1999

Donaldson, Lufkin & Jenrette
     Securities Corporation
Barclays Capital Inc.
Chase Securities Inc.
NationsBanc Montgomery Securities LLC
First Chicago Capital Markets, Inc.
Salomon Smith Barney Inc.
SG Cowen Securities Corporation


By:  DONALDSON, LUFKIN & JENRETTE
         SECURITIES CORPORATION




By: /s/ Gavin Wolfe
   ------------------------------
    Name: Gavin Wolfe
    Title: Vice President

                                   SCHEDULE A




Initial Purchaser                Principal      Principal      Principal
-----------------                Amount of      Amount of      Amount of
                                 2004 Notes     2009 Notes     2029 Notes
                                   to be          to be          to be
                                 Purchased      Purchased      Purchased
                                 ---------      ---------      ---------


Donaldson, Lufkin & Jenrette     $118,800,000     $79,200,000    $118,800,000
     Securities Corporation

Barclays Capital Inc.              51,300,000      34,200,000      51,300,000

Chase Securities Inc.              41,550,000      27,700,000      41,550,000

NationsBanc Montgomery
Securities LLC                     41,550,000      27,700,000      41,550,000

First Chicago Capital Markets,     15,600,000      10,400,000      15,600,000

Salomon Smith Barney Inc.          15,600,000      10,400,000      15,600,000
SG Cowen Securities
Corporation                        15,600,000      10,400,000      15,600,000
                                   ------------    ------------    -----------




       Total                     $300,000,000    $200,000,000    $300,000,000

                                       -1-